                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): June 11, 1998

                              @Entertainment, Inc.
--------------------------------------------------------------------------------
              (Exact name of Registrant as Specified in Charter)

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

     Delaware                       000-22877                     06-1487156
-------------------------         -------------             ----------------------
(State or Other Jurisdiction       (Commission                  (IRS Employer
    of Incorporation)              File Number)               Identification No.)

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                                 One Commercial Plaza
                           Hartford, Connecticut 06103-3585
                 ----------------------------------------------------
                       (Address of Principal Executive Offices)

                                    (860) 549-1674
                 ----------------------------------------------------
                 (Registrant's telephone number, including area code)

Item 5. Other Events.

     On June 16, 1998, @Entertainment, Inc. (the "Company") announced that it intends to issue a debt offering with gross proceeds of approximately $225 million, pursuant to exemptions from the Securities Act of 1933, during the second or third quarter of 1998.

     In addition, the Company announced that it estimates the delay of its planned April 18, 1998 launch of its Wizja TV programming platform and digital satellite direct-to-home ("D-DTH") television service, due to a standstill provision in the letter of intent which the Company entered into with Telewizyjna Korporacja Partycypacyjna ("TKP") on April 17, 1998 (the "Letter of Intent"), has resulted in approximately $7.2 million in out-of-pocket expenditures.

     The Company also announced that it was informed by TKP that TKP had recently initiated arbitration proceedings before an arbitration panel in Geneva, Switzerland relating to claims arising out of the Letter of Intent. The Company intends to file its own claims for $10 million against TKP and its shareholders in arbitration. A copy of the press release is attached as
Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
    (a) Financial statements of businesses acquired.

        Not applicable.

    (b) Pro forma financial information.

        Not applicable.

    (c) Exhibits.


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

                        Number         Description
                        ------         -----------
                        99.1            Press Release of @ Entertainment, Inc.
                                        dated June 16, 1998.

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

                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        @ Entertainment, Inc.

Date: June 16, 1998                  By:  /s/  Przemyslaw Szmyt
                                         ------------------------------
                                         By: Przemyslaw Szmyt
                                         Its: Vice President, Secretary
                                                and General Counsel

                                 EXHIBIT INDEX


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

Exhibit Number       Description
--------------       ------------
99.1                 Press Release of @ Entertainment, Inc. dated June 16, 1998.

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